UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2006

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2006, Cole DB Lenexa KS, LLC, a Delaware limited liability company ("DB Lenexa"), a wholly-owned subsidiary of Cole Operating Partnership II, LP ("COP II"), the operating partnership of Cole Credit Property Trust II, Inc. (the "Company"), entered into an agreement of purchase and sale (the "DB Lenexa Agreement") with DB-KS, LLC ("DB-KS"), which is not affiliated with the Company, its advisor or affiliates. Series C, LLC, which is an affiliate of the Company and the Company’s advisor, was the original purchaser under the DB Lenexa Agreement and assigned its rights and obligations under the DB Lenexa Agreement to DB Lenexa prior to acquiring the property. Pursuant to the DB Lenexa Agreement, DB Lenexa agreed to purchase all of DB-KS’s interests in an approximately 12,083 square foot single-tenant freestanding retail building on an approximately 1.6 acre site located in Lenexa, Kansas (the "DB Lenexa Property") for a gross purchase price of approximately $3.3 million, exclusive of closing costs. The DB Lenexa Property was constructed in 2005.

In connection with the DB Lenexa Agreement, DB Lenexa paid $50,000 as an earnest money deposit (the "DB Lenexa Deposit"). On January 11, 2006, DB Lenexa acquired the DB Lenexa Property from DB-KS and the DB Lenexa Deposit was applied to the purchase price. The DB Lenexa Agreement contains customary representations and warranties and customary indemnification provisions. The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On January 11, 2006, in connection with the acquisition of the DB Lenexa Property, DB Lenexa obtained an approximately $2.6 million loan from Wachovia Bank, National Association (the "Lender") by executing a promissory note (the "DB Lenexa Loan"). The DB Lenexa Loan, which is secured by the DB Lenexa Property, consists of an approximately $1.8 million fixed interest rate tranche (the "Fixed Rate Tranche") and an approximately $800,000 variable interest rate tranche (the "Variable Rate Tranche"). The Fixed Rate Tranche has a fixed interest rate of 5.86% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 11, 2011 (the "DB Lenexa Maturity Date"). The Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 11, 2006.

The DB Lenexa Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the DB Lenexa Loan. Notwithstanding the prepayment limitations, DB Lenexa may sell the DB Lenexa Property to a buyer that assumes the DB Lenexa Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the DB Lenexa Property.

In the event the DB Lenexa Loan is not paid off on the DB Lenexa Maturity Date, the DB Lenexa Loan includes hyperamortization provisions. The DB Lenexa Maturity Date, under the hyperamortization period, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the DB Lenexa Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the DB Lenexa Property pursuant to an approved annual budget, (iii) any extraordinary expenses and, (iv) any accrued interest under the DB Lenexa Loan. Any remaining amount will be applied to the reduction of the principal balance of the DB Lenexa Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.86% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 11, 2006, DB Lenexa acquired the DB Lenexa Property from DB-KS. The purchase price of the DB Lenexa Property was approximately $3.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering, and an approximately $2.6 million loan secured by the DB Lenexa Property. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of approximately $65,000 and its advisor a finance coordination fee of approximately $18,000. The area surrounding the DB Lenexa Property is shared by single-family residential and commercial developments. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The DB Lenexa Property is 100% leased to David’s Bridal, Inc. ("David’s Bridal"). The DB Lenexa Property is subject to a net lease, which commenced on December 15, 2005. Pursuant to the lease the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $235,200, or $19.47 per square foot, is fixed through the first five years of the lease term, with a 10% rental escalation for the last five years of the initial lease term, which expires December 31, 2015. David’s Bridal has two options to renew the lease, beginning on January 1, 2016 each for an additional five-year term with a 10% rental escalation at the beginning of each additional five-year term.

In evaluating the DB Lenexa Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the DB Lenexa Property, a variety of factors were considered, including our consideration of a property condition report; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

David’s Bridal is a bridal retailer, operating over 250 stores across the United States.

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the DB Lenexa Property and will receive a property management fee of 2.0% of the monthly gross revenue from the DB Lenexa Property. The Company currently has no plans for any renovations, improvements or development of the DB Lenexa Property. The Company believes the DB Lenexa Property is adequately insured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before March 27, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

99.1 Press release dated January 17, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

January 17, 2006	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated January 17, 2006.